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                         OBERWEIS EMERGING GROWTH FUND
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             FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
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     THIS FIRST AMENDMENT made this 17th day of November, 1986, by all of the
Trustees under the Oberweis Emerging Growth Fund Agreement and Declaration of Trust dated July 7, 1986 (the "Declaration of Trust");

                                  WITNESSETH:
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     1.  Pursuant to the authority of and as directed by the sole shareholder of the Trust, the first two paragraphs of Section 2 of Article VI of the Declaration of Trust are hereby amended in their entirety to read as follows:

     "Section 2. Any holder of Shares of the Trust may, by presentation of a request in proper form, together with his certificates, if any, for such Shares, in proper form for transfer to the Trust or duly authorized agent of the Trust, request redemption of his shares for the net asset value thereof (less any discount from net asset value charged on redemption thereof as provided for hereunder, if such discount from net asset value is then authorized) determined and computed in accordance with the provisions of this Section 2 and the provisions of Section 6 of this Article VI.

     Upon receipt by the Trust or its duly authorized agent, as the case may be, of such a request for redemption of Shares in proper form, such Shares shall be redeemed at the net asset value per share of the particular series next determined after such request is received or determined as of such other time fixed by the Trustees as may be permitted or required by the 1940 Act; provided that, the Trustees may authorize that a discount from
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net asset value be charged on redemption, subject to such terms and conditions as they may determine and as are permitted by the 1940 Act, which discount from net asset value may not exceed two percent (2%) of the net asset value of such shares redeemed. The criteria for determining what constitutes a request for redemption in proper form and the time of receipt of such request shall be fixed by the Trustees."

     2. All terms used herein which are defined in the Declaration of Trust shall have the respective meanings ascribed to them therein.

     IN WITNESS WHEREOF, the undersigned Trustees of Oberweis Emerging Growth Fund have executed this First Amendment to Agreement and Declaration of Trust as of the date and year first above written.


                                             /s/ JAMES D. OBERWEIS
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                                             JAMES D. OBERWEIS

                                             /s/ DONALD E. PEARSON
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                                             DONALD E. PEARSON

                                             /s/ DAVID N. GRIMES
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                                             DAVID N. GRIMES

                                             /s/ GARY O. McDANIEL
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                                             GARY O. McDANIEL

                                             /s/ RICHARD A. WAGNER
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                                             RICHARD A. WAGNER

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